UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 19, 2005, Rewards Network Inc. (the “Corporation”), Bank of America, N.A., lenders party thereto and subsidiaries of the Corporation parties thereto entered into an Amendment No. 1 and Waiver to Credit Agreement (“Amendment”), which amends the Credit Agreement, dated as of November 3, 2004, among the Corporation, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, and the other lenders party thereto (“Credit Agreement”). The Amendment reduces the amount the Corporation may borrow under the Credit Agreement to $25 million and changes the maturity date to June 30, 2006. The Amendment provides that borrowings under the Credit Agreement will be secured by the assets of the Corporation at the time the Corporation makes a borrowing under the Credit Agreement.

The Amendment also revises the financial covenants of the Corporation under the Credit Agreement to replace the covenant that the Corporation will maintain a positive net income with a covenant to maintain earnings before interest, taxes, depreciation and amortization, as further defined in the Credit Agreement (“EBITDA”), of at least $10 million for each four quarter period, and to revise the ratio of senior indebtedness to EBITDA that the Corporation must maintain.

The Amendment provides a waiver of any default having occurred or to occur as a result of a breach of certain financial covenants for the quarterly accounting period ended March 31, 2005, including for purposes of requesting a credit extension under the Credit Agreement.

The Corporation does not currently have any borrowings outstanding under the Credit Agreement.

This summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 and Waiver to Credit Agreement, dated as of July 19, 2005, by and among Rewards Network Inc., Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, the other lenders party thereto, and the subsidiaries of Rewards Network Inc. party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Kenneth R. Posner Senior Vice President, Finance and Administration, and Chief Financial Officer

Dated: July 19, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 and Waiver to Credit Agreement, dated as of July 19, 2005, by and among Rewards Network Inc., Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, the other lenders party thereto, and the subsidiaries of Rewards Network Inc. party thereto.